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                                                                    EXHIBIT 10.2


                       AUTOMOTIVE PERFORMANCE GROUP, INC.

                 AGREEMENT EVIDENCING A GRANT OF A STOCK OPTION

      AGREEMENT made as of _________, 20__, between Automotive Performance Group, Inc., a Delaware corporation (the "Company"), located at 7341 Anaconda Avenue, Garden Grove, California, 92841, and <Employee>, an employee of PBT Brands, Inc., or its subsidiaries, a corporation in which the Company has a significant equity interest.

      1. Grant of Option. Pursuant to the resolutions of the Board of Directors of the Company (the "Board"), dated effective _________, 20__, the Company hereby grants to <Employee>, without any payment or other consideration of any kind, and subject to each and every one of the provisions of this Agreement, a stock option to purchase ______ shares of the Common Stock, $.0001 par value per share, of the Company, (the "Common Stock") at the option price of ______________ per share, which represents the fair market value of the stock as of such date, as determined by the Board.

      2. Registration. <Employee> acknowledges that the option granted under this Agreement and the Common Stock in to which it may be exercised has not been registered with the United States Securities And Exchange Commission ("SEC"). Except as provided in this paragraph, the Company has no obligation to register the option granted under this Agreement or the Common Stock into which it may be exercised. <Employee> expressly acknowledges that this Agreement may not be exercised until such time as there is in effect a registration statement with respect to the Common Stock into which the option granted under this Agreement may be exercised. The Company will cause a registration statement for the Common Stock into which the option granted under this Agreement may be exercised to become effective within five (5) years of the grant date. The Company shall be deemed to be in compliance with this requirement, however, if within that time period, the Company has filed a request for registration with the SEC and is diligently pursuing that request.

      3. Exercise of Options. Subject to the earlier termination of the option granted under this Agreement and to registration, as provided in paragraph 2, above, the option granted under this Agreement may be exercised with respect to any portion of the stock without losing the right to later exercise the option to purchase other portions of the stock subject to the option during the term of the option period. The option term shall be ten (10) years from the date of the grant.

      4. Vesting of Option Rights. The option granted under this Agreement shall become effective and fully vested on the date it is granted by the Company.

      5. Conditions to Exercise. In addition to the requirements for registration set forth in paragraph 2, the option granted under this Agreement may not be exercised by <Employee> unless all of the following conditions are met:

      (a)   The option must be exercised during <Employee's> employment with
            PBT
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            Brands, Inc., or a subsidiary, parent or majority owned affiliate thereof, or within thirty (30) days following termination of such employment;

      (b) Legal counsel for the Company must be satisfied at the time of exercise that the issuance of shares of Common Stock upon exercise will be in compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable United States federal, state, local and foreign laws; and

      (c) <Employee> must pay at the time of exercise the full purchase price for the shares of Common Stock being acquired hereunder in cash (including check), by delivery of a promissory note executed by
            <Employee> upon terms established by the Board of Directors, or by delivery of other shares of Common Stock, whether those of the Company or otherwise, if approved in advance by the Company.

      6. Transferability. This Agreement, and the option granted hereunder, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by <Employee>, except by will or the laws of descent and distribution and is exercisable during <Employee>'s lifetime only by <Employee>. If <Employee> or anyone claiming under or through <Employee>, attempts to violate this Section 6, such attempted violation shall be null and void and without effect, and the Company's obligations hereunder shall terminate. If at the time of <Employee>'s death the option granted under this Agreement has not been fully exercised,
<Employee>'s estate or any person who acquires the right to exercise such option by bequest or inheritance or reason of <Employee>'s death may, at any time within one year after the date of <Employee>'s death (but in no event after the expiration of ten (10) years from the grant date), exercise such option with respect to the number of shares as to which <Employee> could have exercised such option at the time of <Employee>'s death. The applicable requirements and conditions to exercise which are set out in Section 5 above, must be satisfied at the time of such exercise.

      7. Administration. Any action taken or decision made by the Company, the Board, or its delegates arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on <Employee> and all persons claiming under or through <Employee>. By accepting this Agreement, <Employee> and each person claiming under or through <Employee> shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken in connection herewith by the Company, the Board or its delegates.

      8. No Rights as Stockholder. Unless and until a certificate or certificates representing such shares of Common Stock shall have been issued to
<Employee> (or any person acting under Section 6 above), <Employee> shall not be, or have any of the rights or privileges of, a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the option granted under this Agreement.


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      9. Investment Representation. <Employee> hereby acknowledges and represents that the shares of Common Stock which <Employee> may acquire by exercising the option granted under this Agreement shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. <Employee> also agrees that the shares of Common Stock which <Employee> may acquire by exercising the option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

      10. Sale of the Company.

      (a) Consent to Sale of Company. If the Board and the holders of a majority of the Company's Common Stock (treating the Company's outstanding preferred stock as though it had been converted into Common Stock) then outstanding, approve the sale of the Company to an independent third party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Common Stock) (the "Approved Sale"), <Employee>, in the event that the option granted hereunder can then be exercised, will consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, <Employee> will agree to sell, to the extent that the options granted hereunder can be exercised, all of his rights to acquire option shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding (treating the Company's outstanding preferred stock as though it had been converted into Common Stock).
<Employee> will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company. For purposes of this Section 10, an "independent third party" is any person who does not own in excess of 50% of the Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 50% owner of the Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 50% owner of the Common Stock.

      (b) Purchaser Representative. If the Company, or the holders of the Company's securities, enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the SEC pursuant to the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), <Employee>, in the event that the option granted hereunder can then be exercised, will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If <Employee> appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if <Employee> declines to appoint the purchaser representative designated by the Company, <Employee> will appoint another purchaser representative (reasonably acceptable to the Company), and will be responsible for the fees of the purchaser representative so appointed.


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      11. Notification of Inquiries and Agreements. <Employee> and each permitted transferee shall notify the Company in writing within ten (10) days after the date <Employee> or such permitted transferee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any way to the value of options granted under this Agreement; (ii) includes or agrees (including, without limitation, in any settlement, closing, or other similar agreement) to include in gross income with respect to options granted pursuant to this Agreement (a) any amount in excess of the amount reported on Form 1099 or Form W-2 to <Employee> by the Company, or (b) if no such Form is received, any amount; or (iii) exercises, sells, disposes of, or otherwise transfers (other than to a permitted transferee) an option acquired pursuant to this Agreement. Upon request, <Employee> shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event, or otherwise requests.

      12. Listing and Registration of Common Stock. The Company, in its discretion, may postpone the issue and/or delivery of shares of Common Stock upon any exercise of the option granted under this Agreement until completion of any pending stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate.

      13. Enforcement of Grant. In the event the Company fails to honor the exercise of the option granted under this Agreement and such non performance is in default of the Company's obligations under this Agreement, the parties agree that the remedy of specific performance is appropriate in addition to any and all remedies at law or equity.

      14. Rights of Participants. This Agreement does not create any employment rights between <Employee> and the Company or by Employee in PBT Brands, Inc., and the Company shall have no liability for PBT Brands, Inc.'s termination of
<Employee>'s employment or material change or reduction in <Employee>'s responsibilities.

      15. Notices. Any notice hereunder to the Company shall be addressed to the Company, Attention: Secretary, at its principal address stated above, and any notice hereunder to <Employee> shall be addressed to <Employee> at his last address on the records of PBT Brands, Inc., subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one (1) day following dispatch if sent by reputable overnight courier, fees prepaid, or three (3) days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

      16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest and assigns.


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      17. Attorneys' Fees. In the event suit is brought or an attorney is retained by any party to this Agreement to enforce the terms of this Agreement or to collect any money due hereunder, or to enforce specific performance, or to collect any money, damages for breach hereof, the prevailing party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys' fees, court costs, cost of investigation and other related expenses incurred in connection therewith.

      18. Governing Law. The validity, construction, interpretation, administration and effect of this Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware or any state to which the Company may change its state of incorporation.


      IN WITNESS WHEREOF, the Company and <Employee> have executed this Agreement as of the date first above written.


      AUTOMOTIVE PERFORMANCE                    <Employee>
      GROUP, INC., a Delaware corporation


      ___________________________________       ________________________________



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